Corbus Presents First Preclinical Data for CRB-601 at the American Association for Cancer Research (AACR) Annual Meeting

Norwood, MA, April 8, 2022 (GLOBE NEWSWIRE) -- Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), an immunology company, announced today the first preclinical data for CRB-601 are being presented in a poster at the American Association for Cancer Research (AACR) Annual Meeting being held from April 8-13, 2022, in New Orleans, LA. CRB-601 is a potent and selective αvb8 integrin monoclonal antibody designed to block the activation of TGFb in the local tumor microenvironment. TGFb is thought to be the only ligand of the αvb8 integrin. Inhibiting its ability to bind to αvb8 could therefore play an important role in the regulation of this pleiotropic cytokine. The in vitro preclinical data presented demonstrate the high affinity of CRB-601 for αvb8 and the resulting effect on TGFb. The data also show significant inhibition of tumor growth in a syngeneic model of colon cancer (MC38) by CRB-601, both as a single agent and in combination with anti PD-1 treatment. These effects are supported by the coincident increase in CD8-positive T cells in the tumor microenvironment.

“The increase of tumor infiltration by T-cells stimulated by CRB-601 is quite exciting. The effects of CRB-601 are consistent with the proposed mechanism of blocking TGFb activation, which can potentially enable an anti-tumor immune response and be an effective adjunct to immune checkpoint therapies. We are excited to bring this mechanism of action to the clinic and define the potential benefit it could bring to patients,” commented Rachael Brake, Ph.D., Chief Scientific Officer of Corbus.

Corbus is currently developing CRB-601 as a potential treatment for solid tumor cancers, and the program is advancing toward an IND submission in the first half of 2023.

The AACR poster is available on the Company’s website at: www.corbuspharma.com/AACRposter

Additionally, Corbus has published an updated Corporate Presentation providing an overview of the Company’s full portfolio on its website at: ir.corbuspharma.com/presentations

About Corbus

Corbus is an immunology company committed to connecting innovation to our purpose of improving lives by developing new medicines that target the nexus between the immune system and cancer. Corbus’ current pipeline includes anti-integrin monoclonal antibodies that block activation of TGFβ and small molecules that activate or inhibit the endocannabinoid system. Corbus is headquartered in Norwood, Massachusetts. For more information on Corbus, visit corbuspharma.com. Connect with us on Twitter, LinkedIn and Facebook.

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INVESTOR CONTACT:

Brian Walsh

VP, Corporate Development

brian.walsh@corbuspharma.com